EXHIBIT INDEX TO FORM N-SAR


Exhibit No.                                 Description


   77B         Accountant's Report on Internal Control

      77C         Submission of Matters to a Vote of Security Holders

      77Q(e) Investment Sub-Advisory Agreement, effective January 1, 1997, between Massachusetts Mutual Life Insurance Company and David
                  L. Babson and Company Incorporated regarding MassMutual Value Equity Fund, MassMutual Small Cap Value Equity Fund, and the Value Equity Sector of MassMutual Balanced Fund